                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         PANCHO'S MEXICAN BUFFET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                      [PANCHO'S MEXICAN BUFFET, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 29, 2001

     The Annual Meeting of Stockholders of PANCHO'S MEXICAN BUFFET, INC., will be held at the Fort Worth Botanic Garden Center Complex, 3220 Botanic Garden Blvd., Fort Worth, Texas 76107 on Wednesday, March 7, 2001 at 10:00 a.m. for the following purposes:

          (1) To elect three (3) Directors; and

          (2) To consider such other matters, including four stockholder proposals, as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Shares of record on the books of the Company at the close of business on January 17, 2001 will be entitled to vote at the meeting or any adjournment thereof.

     A complete list of Stockholders entitled to vote will be available for examination and inspection by any Stockholder from February 23 through March 7, 2001, during usual business hours, at the Company's Corporate Office, 3500 Noble Ave., Fort Worth, Texas 76111.

                                            By Order of the Board of Directors

                                                     SAMUEL L. CARLSON
                                                         Secretary

Fort Worth, Texas
January 29, 2001

                         PANCHO'S MEXICAN BUFFET, INC.

3500 Noble Avenue                                        Fort Worth, Texas 76111

                         (Principal Executive Offices)

                                PROXY STATEMENT

     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders of the Company to be held on the 7th day of March, 2001, or any adjournment thereof pursuant to the enclosed notice of said meeting.

                          INFORMATION CONCERNING PROXY

     The Proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall be suspended if the Stockholder shall be present at the meeting and elects to vote in person.

     Unless contrary instructions are indicated on the Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted for the proposal to elect three directors and against the stockholder proposals. The presence, in person, or by proxy, of the holders of a majority of the issued and outstanding Common Shares on January 17, 2001 is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Because the three nominees receiving the highest vote totals will be elected as Directors, abstentions and broker non-votes will not affect the outcome of the election. A majority of the votes cast is required to recommend that the Board consider the adoption of a stockholder proposal. Abstentions will not be voted with respect to a stockholder proposal, but will be counted for the purpose of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote with respect to a stockholder proposal. Broker non-votes will have no effect on the outcome of a stockholder proposal.

     The cost of solicitation of Proxies by the Board will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, executive officers and employees of the Company personally or by telephone or facsimile. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

     The securities of the Company entitled to vote at the meeting consist, as of January 17, 2001, of 1,474,017 Common Shares of a par value of $.10 per share. Only Stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted on at the meeting. There are no cumulative voting rights.

     The approximate date on which this Proxy Statement and the enclosed Form of Proxy will be first sent or given to Stockholders is January 29, 2001.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be not less than three (3) nor more than fifteen (15) members. The Board of Directors has fixed at eight (9) the number of Directors which will constitute the Board for the ensuing year.

     The Certificate of Incorporation and Bylaws of the Company provide for a classified Board of Directors, with the Board divided into three classes. At the 2001 meeting, three directors are to be elected for a term of three (3) years, and until their successors are duly elected and qualified. It is proposed that Messrs. Samuel L. Carlson, David Oden and Rudolph Rodriguez, Jr., current Directors of the Company, be elected for a term of three (3) years. The Board of Directors has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event or if any other unforeseen contingencies should arise, it is intended that the proxies will be voted for such other persons as may be recommended by the Board of Directors.

                             THE BOARD OF DIRECTORS

     The following table indicates the name, age, principal occupation, position and offices with the Company for past five years, term of office and period during which he has served as such, of each Director and Director nominee.

                                         PROPOSED
                                         TERM OR
                              DIRECTOR   TERM TO                    ALL POSITIONS HELD
         NAME           AGE    SINCE      EXPIRE                      PAST FIVE YEARS
         ----           ---   --------   --------                   ------------------
Samuel L. Carlson       64      1993       2004     Senior Vice President, Administration and
                                                      Secretary.
David Oden              40      1998       2004     Executive Vice President and Chief Financial
                                                      Officer, TX. C. C., Inc., operator of the Texas
                                                      Land & Cattle Steak House restaurant chain, since
                                                      February 2000; Senior Vice President and Chief
                                                      Financial Officer from October 1998 to February
                                                      2000; Chief Financial Officer, TX. C. C., Inc.
                                                      from July 1997 to October 1998; Senior Vice
                                                      President and Chief Financial Officer, Silver
                                                      Diner, Inc. from September 1995 to July 1997.
Rudolph Rodriguez, Jr.  68      1993       2004     Chairman, and Chief Executive Officer, Rodriguez
                                                      Festive Foods, Inc., a manufacturer of Mexican
                                                      Food products; Advisory Board Member, Chase Bank
                                                      of Texas NA, Fort Worth, Texas.
-------------------------------------------------------------------------------------------------------
Robert L. List          63      1993       2003     President, "Hammond's Candies Since 1920, LLC"
                                                      since May 1997, and President, West Indies Candy
                                                      Company; Director, Mercury Air Group, Inc.
George N. Riordan       67      1994       2003     Managing partner, George Riordan & Co., investment
                                                      bankers; Chairman of the Board, MSC Software
                                                      Corporation, January 1997 to January 1999.
                                                      Director 1983 to date.
Hollis Taylor           65      1974       2003     President and Chief Executive Officer.
-------------------------------------------------------------------------------------------------------
Jesse Arrambide, III    48      1977       2002     Chairman of the Board of Directors and Chief
                                                      Operations Officer; President, A & A Foods, Inc.
                                                      and President, A & A Foods No. 2, Inc.
Joanne Keates           43      2000       2002     Director-Investor Relations, MSC Software
                                                      Corporation since 1996. Partner, George Riordan &
                                                      Co., investment bankers, from 1992 to 1996.
Tomas Orendain          67      1993       2002     President, T.S. Orendain Associates, Inc., an
                                                      architectural firm. Chairman of the Board,
                                                      Orendain Telecommunication Services, Inc.
-------------------------------------------------------------------------------------------------------

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     At the meeting of the Board of Directors of the Company, which immediately follows the annual meeting of stockholders, the Board of Directors elects officers for the Company. Such officers hold office until death, resignation, removal from office or until their successors are chosen and qualified.

                                         POSITION AND OFFICE                  PERIOD OF
             NAME                          WITH REGISTRANT                 PRESENT OFFICE        AGE
             ----                        -------------------               --------------        ---
Jesse Arrambide, III             Chairman of the Board and Chief       Since December 9, 1994    48
                                   Operations Officer -- also
                                   Director and officer of subsidiary
                                   companies
Hollis Taylor                    Director and President, Chief         Since August 10, 1979     65
                                   Executive Officer and
                                   Treasurer -- also Director and
                                   officer of subsidiary companies
Samuel L. Carlson                Director and Senior Vice President,   Since December 21, 1988   64
                                   Administration and
                                   Secretary -- also Director and
                                   officer of subsidiary companies
Julie Anderson                   Vice President, Controller and        Since May 26, 2000        31
                                   Assistant Treasurer -- also
                                   officer of subsidiary companies

     Jesse Arrambide, III has been a Director since 1977. He has been Chairman of the Board of Directors since August 1993, and Chief Operations Officer since December 1994. He was Vice President, Operations from November 1984 to August 1993.

     Hollis Taylor has been a Director since March 1974. He has been President and Chief Executive Officer since August 1979. He was appointed Treasurer in May 2000.

     Samuel L. Carlson has been a Director since November 1993. He has been Senior Vice President, Administration and Secretary since December 1988.

     Julie Anderson was appointed Vice President, Controller, and Assistant Treasurer in May 2000. She was previously the Company's accounting manager. Prior to joining the Company in 1999, Ms. Anderson, CPA, was the controller for Dealers Auto Auction (a Manheim Auction) based in Dallas, Texas. From 1993-1998 she was an accountant with Craig Hamilton & Company, P.C. and Arthur Andersen, LLP, public accounting firms. She received her BBA in Accounting from the University of Texas at Arlington.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is convened annually following its election at the Annual Meeting of Stockholders, and at that time it elects officers and appoints committees to serve at the pleasure of the Board.

     During the fiscal year ending September 30, 2000, the Board of Directors held six meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and Committees of the Board on which he served during the fiscal year.

     The Compensation Committee is composed of Messrs. Robert L. List, George N. Riordan, and Rudolph Rodriguez. This committee met three times during the past fiscal year. Its function is to approve officers' salaries, administer executive compensation plans, and approve officers' bonuses.

     The Nominating Committee, composed of Messrs. Tomas Orendain and George N. Riordan, will consider requests for nominations to the Board submitted in writing to the Secretary of the corporation at the principal executive offices of the corporation not less than 60 days, nor more than 90 days, prior to the next annual meeting of Stockholders presently scheduled to be held on January 23, 2002. Such request for nomination should include sufficient biographical material and other information required by Article II,

Section 12 of the Bylaws to permit an appropriate evaluation by the Nominating Committee. This committee had one meeting during the past fiscal year.

     The Audit Committee, which met two times during the fiscal year, is composed of Messrs. Robert L. List, David Oden and Tomas Orendain. The function of the Audit Committee includes reviewing the following: the engagement of the independent auditors, the scope and timing of the audit, certain non-audit services to be rendered by the independent auditors, the report of the independent auditors upon completion of their audit, and the Company's policies and procedures with respect to accounting and financial controls with the independent auditors and management. Each member of the Audit Committee is qualified to serve and is independent as "independence" is defined by the applicable listing standards of the National Association of Securities Dealers. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which the Board of Directors adopted on May 26, 2000. A copy of the Charter is included as Appendix A to this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company has only one outstanding class of equity securities, its Common Stock, par value $.10. Unless otherwise indicated, all shares are owned directly, and the owner has sole voting and investment powers with respect thereto.

     The security ownership, as of December 29, 2000, of certain beneficial owners known to the Company to own more than five percent of the Company's Common Stock was:

        NAME AND ADDRESS OF          AMOUNT AND NATURE OF   PERCENT
         BENEFICIAL OWNER            BENEFICIAL OWNERSHIP   OF CLASS
        -------------------          --------------------   --------
Stephen Oyster                              140,092          9.50%
  3825 Lake Austin Blvd.
  Austin, Texas 78703
Kevin C. King                                99,100          6.72%
  P.O. Box 79099
  Houston, Texas 77029-9099
Dimensional Fund Advisors Inc.(1)            84,363          5.72%
  1299 Ocean Ave., 11th Floor
  Santa Monica, CA 90401
Carolina S. Arrambide(2)                     79,974          5.43%
  3116 Westador Drive
  Arlington, Texas 76015

---------------

(1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 84,363 shares of Pancho's Mexican Buffet stock as of 09/30/00. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(2) Carolina S. Arrambide is the sole beneficiary of the Estate of Jesse Arrambide Jr. which includes 61,086 shares of Pancho's Mexican Buffet, Inc. common stock.

     Cede & Co. and other central clearinghouses were the record holders of approximately 1,106,411 shares (75.1%), which include shares beneficially owned by some of the entities listed above.

     The security ownership as of December 29, 2000 including shares subject to options that are exercisable in the next 60 days (all Common Stock) of (i) Directors and executive officers and (ii) Directors and executive officers as a group, was:

            NAME OF                 AMOUNT AND NATURE OF      PERCENT
       BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)(2)   OF CLASS
       ----------------          --------------------------   --------
Hollis Taylor                              67,982(3)            4.10%
Jesse Arrambide, III                       37,853(3)(6)         2.28%
Samuel L. Carlson                          20,886               1.26%
Robert L. List                             12,682(4)               *
Rudolph Rodriguez, Jr.                     14,015(4)               *
Tomas S. Orendain                          12,682(4)               *
George N. Riordan                          12,683(7)               *
David Oden                                  5,138(8)               *
Joanne Keates                                 677
All Directors and executive
  officers as a group                     184,598(5)           11.13%

---------------
* Less than 1%

(1) Includes shares purchased by the employee stock purchase plan through November 30, 2000.

(2) Based on presently exercisable options which are indicated in the following footnotes to this table, the percentage ownership is calculated on the assumption that the shares presently purchasable, or purchasable within the next sixty days, underlying such options are outstanding.

(3) This amount includes 24,666 shares subject to options that are exercisable within the next sixty days.

(4) This amount includes 6,329 shares subject to options that are exercisable within the next sixty days.

(5) This amount includes 74,981 shares that directors and executive officers have the right to acquire within the next sixty days through the exercise of stock options.

(6) Estate of Jesse Arrambide has pledged 13,542 of the Company's common shares for various loans. Jesse Arrambide, III acts as Independent Executor and has sole voting power of these shares. Jesse Arrambide, III disclaims beneficial ownership of these securities.

(7) This amount includes 5,663 shares subject to options that are exercisable within the next sixty days.

(8) This amount includes 999 shares subject to options that are exercisable within the next sixty days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the Nasdaq initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors that no other reports were required, for the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten-percent beneficial owners were filed on a timely basis.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal years shown, when compensation equaled or exceeded $100,000.

                                                                                                      LONG TERM
                                                                                                     COMPENSATION
                                                    ANNUAL COMPENSATION                                 AWARDS       ALL OTHER
                                  FISCAL   -------------------------------------    OTHER ANNUAL     ------------   COMPENSATION
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)(1)   BONUS($)(2)   COMPENSATION(3)    OPTIONS(6)       ($)(4)
  ---------------------------     ------   ---------   -----------   -----------   ---------------   ------------   ------------
Hollis Taylor...................   2000    $195,000                    $28,626                          14,000         $3,465
  President and Chief              1999     195,000      $64,000        30,441                                          4,405
  Executive Officer                1998     194,465                     31,949                                          4,496
Jesse Arrambide III.............   2000     160,000                     13,254                          10,000            640
  Chairman of the Board and        1999     160,000       42,000        14,094                                            722
  Chief Operations Officer         1998     155,557                     15,975                                            722
Samuel L. Carlson...............   2000     125,000                     21,469                                          1,211
  Senior Vice President            1999     125,000       33,000        21,141                                          1,656
  Administration and Secretary     1998     123,524                     22,172                                          1,688
W. Brad Fagan(5)................   2000      73,077                                                      5,000             23
  Vice President, Treasurer        1999     100,000       26,000                                                           33
  and Assistant Secretary          1998      95,382                                                                       390

---------------

(1) Annual incentive plan. (see Report of the Compensation Committee of the Board of Directors)

(2) Stock bonus program. (see Report of the Compensation Committee of the Board of Directors)

(3) "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. No named executive received such compensation or perquisites which exceeded a threshold level for disclosure purposes.

(4) The totals in the column reflect the value of the Company contributions to each named executive under the Employee Stock Purchase Program and additional life insurance. These amounts for the 2000 fiscal year were as follows: Hollis Taylor: $1,500 and $1,965. Jesse Arrambide III: $600 and $40. Samuel L. Carlson: $0 and $1,211 and W. Brad Fagan: $23 and $0.

(5) Mr. Fagan resigned June 30, 2000.

(6) Granted April 14, 2000 at $3.719.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND 2000 FISCAL YEAR-END OPTION
                                     VALUES

                                                    NUMBER OF UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                                                                 AT                   IN-THE-MONEY OPTIONS AT
                          SHARES                         SEPTEMBER 30, 2000          SEPTEMBER 30, 2000(1)(2)
                         ACQUIRED        VALUE      -----------------------------   ---------------------------
         NAME           ON EXERCISE   REALIZED(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
         ----           -----------   -----------   ------------   --------------   -----------   -------------
Hollis Taylor..........      0           N.A.          24,666          14,000           $0             $0
Jesse Arrambide III....      0           N.A.          24,666          10,000            0              0

---------------

(1) Market value less exercise price, before payment of applicable income taxes.

(2) At September 30, 2000, the exercise price was higher than market price of Company's stock.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                                      POTENTIAL REALIZED
                                              % OF TOTAL                               VALUE AT ASSUMED
                                 NUMBER OF      OPTIONS                             ANNUAL RATES OF STOCK
                                 SECURITIES   GRANTED TO                            PRICE APPRECIATION FOR
                                 UNDERLYING    EMPLOYEES    EXERCISE                     OPTION TERM
                                  OPTIONS      IN FISCAL     PRICE     EXPIRATION   ----------------------
NAME                             GRANTED(#)      YEAR        ($/SH)       DATE        5%($)       10%($)
----                             ----------   -----------   --------   ----------   ---------   ----------
Hollis Taylor..................    14,000        20.2%       3.719     4/14/2010      $2,603      $5,207
Jesse Arrambide III............    10,000        14.4%       3.719     4/14/2010       1,860       3,719

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

     There currently exist Employment Agreements between the Company and Messrs. Taylor, Arrambide and Carlson, providing that Messrs. Taylor, Arrambide, and Carlson are to be employed by the Company at a base salary of not less than $195,000, $160,000, and $125,000 per year, respectively. These agreements are considered for automatic renewal on December 31 of each succeeding year for a period of five years, expressly subject to the approval of the Compensation Committee. As these contracts have not been renewed, they are scheduled to expire by their terms on December 31, 2001, which is five years from the date of the last automatic renewal on December 31, 1996. During the term of the aforesaid Employment Agreements, these individuals are to serve as officers of the Company and perform such services similar to and not inconsistent with the present positions held by each with the Company. In addition, they shall be eligible to participate in all Company benefit, bonus and other plans. Under the terms of each Employment Agreement, such employment may be terminated for "cause" as defined in each Employment Agreement. See "1992 Stock Option Plan" for a discussion of change in control provisions.

                           COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an employee of the Company receives a Director's fee, in the amount of $10,000 cash annually in addition to $500 cash for each board, committee or other official meetings attended, and reimbursement of actual expenses incurred. Directors who are not employees of the Company have in the past received options under both the Stock Option Plan for Non-Employee Directors and the 1992 Stock Option Plan. Non-employee Directors will receive future automatic option grants under the 1992 Stock Option Plan, and under the 1998 Restricted Stock Plan for Directors will receive shares of the Company's stock in the amount of $2,500 quarterly, based on market price.

1992 STOCK OPTION PLAN

     The 1992 Stock Option Plan ("1992 Plan") was approved by the stockholders at the Annual Meeting held January 27, 1993, and amended at the Annual Meeting held January 28, 1998. Under the 1992 Plan, each Director of the Company who was not an employee automatically received a non-qualified stock option immediately following the Annual Meeting of Stockholders held on January 27, 1993, in the amount of 1,666 shares of the Company's Common Stock. At each Annual Meeting of the stockholders thereafter, each Director of the Company who is not an employee of the Company will automatically receive a non-qualified stock option covering 1,333 shares of the Company's Common Stock. All options granted under the 1992 Plan will have an exercise price equal to the fair market value of the Common Stock on the date of the Annual Meeting of the stockholders to which it relates. Each option granted will have a term not to exceed ten (10) years and generally will become exercisable at the rate of twenty-five percent (25%) for each year the optionee remains with the Company as a Director. Options granted to a Director can, in no event, be exercised until the lapse of six (6) months from the date of grant.

     Other than in the case of a reincorporation of the Company in another state, in the event of (i) dissolution or liquidation of the Company, (ii) a transaction in which more than 50% of the shares of the Company that are entitled to vote are exchanged, or (iii) any merger or consolidation or other reorganization in which the Company is not the surviving corporation (or in which the Company becomes a subsidiary of another corporation), outstanding options under the 1992 Plan shall become fully exercisable immediately prior to any such event.

     Unless terminated earlier by reason of expiration of the option term, options under the 1992 Plan will terminate (a) three months after the optionee's directorship terminates for reasons other than death or disability; (b) 12 months after termination for disability; and (c) the normal termination date, in the case of death. All options granted under the 1992 Plan will be non-transferable by the optionee other than by will or the laws of descent and distribution. Such options may contain such other terms, provisions and conditions not inconsistent with the 1992 Plan.

     Pursuant to the terms of the 1992 Plan, 6,665 shares were granted at a price of $3.25 to non-employee Directors and 7,500, 49,500 and 6,000 shares at a price of $2.8750, $3.729 and $3,563, respectively, were granted to officers and employees during the current fiscal year. On March 7, 2001, options covering 8,331 shares will automatically be granted to the non-employee Directors.

     Options to purchase 166,395 shares of the Company's Common Stock were outstanding under the 1992 Plan as of September 30, 2000. No options were exercised during the 2000 fiscal year.

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareholder return on $100 invested at market close on September 30, 1995, assuming the reinvestment of all dividends, on the Common Stock of the Company for the last five years with the cumulative total return of the Nasdaq Stock Market Index (US Companies) and the Nasdaq Eating and Drinking places (US Companies).

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                         PANCHO'S MEXICAN BUFFET, INC.

                                    [CHART]

                                                                         YEAR ENDED SEPTEMBER 30
                                                              ---------------------------------------------
                                                              1995    1996    1997    1998    1999    2000
                                                              -----   -----   -----   -----   -----   -----
        Pancho's Mexican Buffet, Inc.                         100.0    65.4    74.4    28.4    37.8    39.2
        Nasdaq Stock Market Index (US Companies)              100.0   118.7   162.9   165.5   270.4   359.0
        Nasdaq Eating & Drinking Places (US Companies)        100.0   100.3    92.0    61.1    62.6    77.9

NOTES:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    D. The index level for all series was set to $100.00 on 09/29/95.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, the compensation plans and specific compensation levels for executive officers and administers the Company's annual incentive plan and stock option plan. The Compensation Committee is comprised of three independent, non-employee Directors who have no interlocking relationships as defined by the SEC.

     The Compensation Committee relies primarily on data supplied by outside consultants. Base salary, annual incentive and long-term incentive comparisons are made relative to companies within the food and restaurant industry with revenues closely comparable to the Company.

     The compensation program for executives is viewed as a total compensation package comprised of base salary, annual incentives and long-term capital appreciation opportunities in the form of stock options and a stock purchase program. The total cash compensation is comprised of base salaries that are targeted to be slightly less than the average market salaries for comparable companies with an annual incentive opportunity dependent upon Company performance.

ANNUAL INCENTIVE

     The Officer's Bonus program is designed to reward executives for the annual growth of the Company. Officers become eligible for a bonus only after a predetermined level of consolidated earnings, before income taxes and payouts of officer's bonuses has been met. Once the plan target has been met, bonuses as a percentage of base salary are paid to executives based upon a graduated schedule. The bonus percentage depends upon the degree to which the plan was exceeded. Hollis Taylor is eligible for an additional 25% above the target bonus. To be eligible, all officers must be employed at the end of the fiscal year and any new officer would receive a bonus based on a pro-rata basis. Payment of bonuses is made after the annual audit. Incentive bonuses were not paid in fiscal 2000 as earnings before income taxes (including consideration for incentive bonus expense) did not meet the plan target.

LONG-TERM INCENTIVES

     The stock bonus program utilized by the Company is designed to (1) align executives with the long-term goals of the Company, (2) create an environment whereby executives are aligned closely with shareholders and (3) encourage high levels of stock ownership. Primary emphasis of the total compensation package for executives is placed on the long-term component. The program of the Company provides loans to executives to purchase shares of stock at a fixed market price. The loan must be paid off ratably over ten years. If the financial position of the Company and individual performance warrants, the Company pays to the executive a stock bonus to cover the cost of the annual loan payment. While this program has been successful, the long-term incentive compensation is below market.

CEO COMPENSATION

     The Compensation Committee believes that the Chief Executive Officer's
(CEO) compensation should be influenced by Company performance. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, elements of the compensation package are directly tied to Company performance. The Committee establishes the CEO's salary by reviewing annually the salaries of CEO's of comparably-sized companies and their performance according to data obtained by the Committee from independent outside consultants. In addition, the CEO participates in the annual incentive plan described above.

     The number of shares granted to the CEO is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. The CEO received a grant of 14,000 shares in fiscal 2000 at a market price of $3.719. All shares available to be purchased by the executive are granted at the current market price. A loan was made to the CEO in 1992 to purchase 6,666 shares at a market price of $23.625 per share. The loan is payable over ten years plus interest. It has been Company policy to bonus to the CEO in an amount to cover the annual loan cost if the Company is in a financial position to make such a payment and if the CEO's performance warranted such stock bonus. During the fiscal year, the Company paid a stock bonus of $28,626 to the CEO.

Compensation Committee:

         Robert L. List
         George N. Riordan
         Rudolph Rodriguez, Jr.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Company Stock Performance Chart on Page 9 shall not be incorporated by reference into any such filings.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Committee met two times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with Company management and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees and, with and without management present, discussed and reviewed the results of the independent auditors' " examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors, and the Board concurred in such recommendation.

Date: December 8, 2000                                David Oden, Chair
                                                      Robert L. List
                                                      Tomas Orendain

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Rudolph Rodriguez, Jr., Director, is Chairman and Chief Executive Officer of Rodriguez Festive Foods, Inc., which sold products to the Company's outside distributor, which are then purchased by the Company, in the amount of $1,172,482 during the fiscal year ended September 30, 2000. In the same fiscal year, Rodriguez Festive Foods, Inc. purchased items in the amount of $43,966 from the Company. Rodriguez Festive Foods, Inc. also leases the Company's cold storage facilities formerly used by the Company's food distribution center. The lease is for $5,000 per month expiring on October 31, 2000. A five year option with respect to the lease at $5,500 monthly effective November 1, 2000 has been exercised. All of the foregoing transactions with Rodriguez Festive Foods, Inc. were entered into in the ordinary course of business, and it is believed that the terms and conditions are no less favorable to the Company than they would have been for similar transactions with unrelated parties.

     Occasional sales of supplies and equipment are made to the family owned restaurant operations of Jesse Arrambide III, Chairman of the Board and Chief Operations Officer of the Company. Sales were $8,823 for the fiscal year ended September 30, 2000.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The independent auditors of the Company are Deloitte & Touche LLP, who have acted in that capacity for many years. The Company has requested that Deloitte & Touche LLP act as the independent auditors for the Company for fiscal 2001. Representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions addressed to them.

                             STOCKHOLDER PROPOSALS

     Proponents of four stockholder proposals have stated that they intend to present the following proposals at the Annual Meeting. The proposals and supporting statements are quoted below. If a stockholder, or a representative who is qualified under state law, is present and submits his or her proposal for vote, then the proposal will be voted upon at the Annual Meeting. Any proposal that is approved by the stockholders will not be binding upon either the Company or the Board of Directors, but will be a request that the Board consider adopting such proposal. THE BOARD OF DIRECTORS HAS CONCLUDED IT DOES NOT SUPPORT THESE PROPOSALS FOR THE REASONS GIVEN AND RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST ALL FOUR PROPOSALS.

STOCKHOLDER PROPOSAL TO PLACE THE COMPANY ON THE MARKET

     Management has been advised that Mr. Stephen Oyster, 3825 Lake Austin Blvd., #401, Austin, Texas 78703, the beneficial owner of 140,092 shares, intends to submit the following proposal at the meeting, as a request that the Board of Directors consider adopting such proposal:

     "Pancho's Mexican Buffet should be formally placed on the market for sale and sold to the highest bidder."

     Supporting Statement: "Shareholders have suffered losses in the value of their stock for the past 6 years. $100 in Pancho's stock purchased on 9/30/94 was worth $14 on 9/30/99. The depressed stock price is a result of continued losses in store operations, failed strategies and business models and the failure of top management to increase shareholder value. Shareholders and Wall Street have no confidence in the company's ability to make profit. Selling the company would increase shareholder value."

--------------------------------------------------------------------------------

     The Board of Directors of the Company recommends a vote AGAINST this proposal.

     The Board of Directors is highly aware of its fiduciary responsibilities to its stockholders and strives to discharge these responsibilities in a manner that the Board believes is in the best interests of its stockholders and the Company.

     As announced, the Company has engaged Wells Fargo Van Kasper (f/k/a First Security Van Kasper) to assist the Company in exploring strategic financial alternatives to enhance the Company's future growth and to maximize stockholder value.

     As a result, the Board of Directors will continue to review and make determinations, as it has from time to time, as to what it believes are the best actions to maximize stockholder value. Accordingly, the Board believes it is appropriately advised and capable of reaching the strategic decisions that are in the best interests of all stockholders and the stockholder proposal therefore, is unnecessary. Therefore, the Board of Directors unanimously recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSAL TO ELIMINATE STOCKHOLDERS RIGHTS PLAN

     Management has been advised that Duncan-Smith Investments, Inc., 311 Third Street, San Antonio, Texas 78205, the beneficial owner of 5,700 shares, intends to submit the following proposal at the meeting, as a request that the Board of Directors consider adopting such a proposal:

     "To eliminate the Stockholders Rights Plan adopted by the Board of Directors in January 1996."

     Supporting Statement: "I believe that this plan, as structured, reduces the value of my stock and acts as a deterrent for an outsider with an interest in purchasing all or part of the Company."

--------------------------------------------------------------------------------

     The Board of Directors of the Company recommends a vote AGAINST this proposal.

     The Board believes that the Stockholders Rights Plan protects the Company's stockholders against unsolicited attempts to gain control of the Company that do not provide fair value to all stockholders. These include partial or two-tier bids that fail to treat all stockholders equally, a creeping acquisition of the Company through open market stock purchases, and other acquisition tactics that the Board believes are unfair to the Company's stockholders and are not in their best interests.

     A major function of the Rights Plan is to give the Board of Directors a greater period of time within which it can properly evaluate an acquisition offer. A second major function of the Rights Plan is to induce a bidder for the Company to negotiate with the Board and thus strengthen the Board's bargaining position vis-a-vis such bidder. The Rights Plan thus enables the Board of Directors, as elected representatives of the stockholders, to better protect and further the interests of the Company's stockholders in the event of an acquisition proposal. The Board of Directors gains the opportunity and additional time to determine if an offer reflects the full value of the Company and is fair to all stockholders, and if not, to reject the offer or to seek an alternative that meets these criteria.

     The Board's fiduciary duty to the stockholders dictates that it evaluate the merits of each and every acquisition proposal presented to the Board and seek to insure that any proposed business combination or acquisition delivers full value to the stockholders.

     The Board believes that the adoption of a Rights Plan is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of the stockholders. Redeeming the rights would remove an important tool that the Board should have for the protection of stockholders. The Board therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

     Accordingly, the Board of Directors therefore unanimously recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSAL TO ABANDON CERTAIN BONUSES

     Management has been advised that Ms. Tina Oyster, 3825 Lake Austin Blvd., #401, Austin, Texas 78703, the beneficial joint owner of 140,092 shares, intends to submit the following proposal at the meeting, as a request that the Board of Directors consider adopting such a proposal:

     "The company policy to grant a bonus to certain officers each year to cover the annual loan cost should be abandoned."

     Supporting Statement: "For several years, officers have received bonuses to cover the cost of loans made to them by the company. For example, Hollis Taylor received $30,441 in 1999, $31,949 in 1998 and $33,707 in 1997. Jesse Arrambide
III received $14,094, $15,975 and $15,591 respectively and Samuel Carlson $21,141, $22,172 and $23,387 respectively. The officers have received these bonuses regardless of their personal performance or the performance of the company. This policy should be abandoned."

--------------------------------------------------------------------------------

     The Board of Directors of the Company recommends a vote AGAINST this proposal.

     The Compensation Committee of the Board of Directors adopted the stock bonus program in 1992 to (1) align executives with the long-term goals of the Company, (2) create an environment whereby executives are aligned closely with stockholders and (3) encourage high levels of stock ownership. Consequently, the stock bonus program provides loans to executives to purchase shares of the Company's stock at a fixed market price. These loans must be paid off ratably over ten years. If the financial position of the Company and individual performance warrants, the Company pays to the executive a stock bonus to cover the cost of the annual loan payment.

     In determining the structure of executive compensation, the Compensation Committee considers industry data on compensation and then assesses both the Company's overall performance and the individual achievement of each executive. The objectives of this compensation philosophy are accomplished through an appropriate mix of base salary, annual bonus and long-term compensation. The Company and the Compensation Committee believe that this philosophy and mix of compensation enable the Company to appropriately reward performance and facilitate the Company's ability to attract and retain qualified individuals to lead its business. The Company believes that eliminating the stock bonus program would decrease the alignment of the long-term interests of the Company and executives that would otherwise occur as a result of the program.

     The Board of Directors therefore unanimously recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSAL TO HIRE SOUTHWEST SECURITIES, INC. AND FORMALLY PLACING THE COMPANY ON THE MARKET

     Management has been advised that Mr. Robert M. Bagley III, 6060 Village Bend #1408, Dallas, Texas 75206, the beneficial owner of 633 shares, intends to submit the following proposal at the meeting:

     "The shareholders of Panchos Mexican Buffet request the Board of Directors take the necessary steps to amend the Company governing instruments to adopt the following:

     Resolved: That the shareholders recommend that the Board of Directors hire Southwest Securities, Inc. a their investment banker and formally place the Company on the market for sale to the highest bidder."

--------------------------------------------------------------------------------

     The Board of Directors of the Company recommends a vote AGAINST this proposal.

     As discussed above, the Board of Directors is highly aware of its fiduciary responsibilities to its stockholders and strives to discharge these responsibilities in a manner that the Board believes is in the best interests of its stockholders and the Company.

     As announced, the Company has engaged Wells Fargo Van Kasper (f/k/a First Security Van Kasper) to assist the Company in exploring strategic financial alternatives to enhance the Company's future growth and to maximize stockholder value.

     As a result, the Board of Directors will continue to review and make determinations, as it has from time to time, as to what it believes are the best actions to maximize stockholder value. Accordingly, the Board believes it is appropriately advised and capable of reaching the strategic decisions that are in the best interest of all stockholders and the stockholder proposal, therefore, is unnecessary. Therefore, the Board of Directors therefore unanimously recommends a vote AGAINST this proposal.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     A Stockholder intending to present a proposal for inclusion in the Company's proxy statement and form of proxy for the Company's next Annual Meeting of Stockholders must deliver such proposal in writing to the Company's principal executive offices no later than August 20, 2001.

     If a Stockholder desires to bring business before the meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy statement, the Stockholder must follow the procedures outlined in the Company's Bylaws. A copy of these procedures is available upon request from the Secretary of the Company. 3500 Noble Avenue, Fort Worth, Texas 76111. One of the procedural requirements in the Bylaws is timely notice in writing of the business the Stockholder proposes to bring before the meeting. Notice must be received not less than 60 days nor more than 90 days prior to the meeting.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Company knows of no matters other than those above stated which are to be brought before the meeting. It is intended that the persons named in the enclosed Proxy will vote your stock according to their best judgment if any other matters do properly come before the meeting.

     A copy of the Annual Report for fiscal 2000 was previously mailed to Stockholders. The Annual Report is not to be regarded as proxy-soliciting material or a communication by means of which any solicitation is to be made.

     Whether or not you intend to be present at this meeting, you are urged to return the Proxy promptly. If you are present at the meeting, and wish to vote your stock in person, this Proxy shall, at your request, be returned to you at the meeting.

                                           By Order of the Board of Directors

                                                   SAMUEL L. CARLSON
                                                       Secretary

Dated: January 29, 2001

                                                                      APPENDIX A

                         PANCHO'S MEXICAN BUFFET, INC.

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Pancho's Mexican Buffet (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq Stock Exchange.

     The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least two times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have a separate private meeting with the independent auditors.

RESPONSIBILITIES

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     - Recommending to the Board the independent auditors to be retained to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     - Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     - Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     - Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded) and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     - Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     - Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit report, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     - Discussing with a representative of management and the independent auditors (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable) and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

     - Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                         PANCHO'S MEXICAN BUFFET, INC.
                     PROXY FOR ANNUAL MEETING MARCH 7, 2001
              THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS

     That I, the undersigned, revoking all previous proxies do make, constitute and appoint Jesse Arrambide III, Samuel L. Carlson and Hollis Taylor, or any of them, my true and lawful attorneys, with power of substitution, for me and in my name to vote at the annual meeting of the stockholders of PANCHO'S MEXICAN BUFFET, INC. to be held on the 7th day of March 2001, and at any adjournment thereof, on all shares of stock of said Company standing in my name upon its books. No business other than the proposals described below are expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named herein will vote thereon in accordance with their best judgment to the extent permitted by law or regulation.

         The Board of Directors recommends a vote FOR proposal 1.

(1)  [ ] FOR   [ ] WITHHOLD VOTE   The election of Samuel L. Carlson, David Oden
     and Rudolph Rodriguez, Jr. as directors. If you desire to withhold authority to vote for any individual nominee, please write that nominee's name on the space provided:

--------------------------------------------------------------------------------

         The Board of Directors recommends a vote AGAINST proposals 2,3,4 and 5.

(2)  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN  The stockholder proposal with respect
     to placing the Company on the market.

(3)  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN  The stockholder proposal with respect
     to eliminating the Stockholders Rights Plan.

(4)  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN  The stockholder proposal with respect
     to abandoning certain bonuses.

(5)  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN  The stockholder proposal with respect
     to hiring Southwest Securities, Inc. and formally placing the Company on the market.

      THIS PROXY, PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AGAINST PROPOSALS 2, 3, 4, AND 5, AND IN THE DISCRETION OF THE PROXIES SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.


Date:
     ----------------------              ---------------------------------
                                                      Signature

                                         ---------------------------------


                                                    INSTRUCTIONS

                                         If signing in a representative
                                         capacity (as attorney, executor
                                         or administrator, trustee,
                                         guardian or custodian, corporate
                                         officer or general partner)
                                         please indicate such capacity
                                         following signature. Proxies for
                                         custodial accounts must be signed
                                         by the named custodian, not by
                                         the minor.